Exhibit 99.2

2 December 2004

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN OR INTO AUSTRALIA, CANADA OR JAPAN

Recommended Cash Acquisition

by Cendant Bidco

of ebookers plc

Highlights

•	Recommended cash acquisition of ebookers by Cendant Bidco at 320 pence per ebookers Share, valuing the entire issued share capital of ebookers at approximately £209 million; £170 million net of assumed debt and acquired cash as at 30 September 2004.

•	Irrevocable undertakings received by Cendant Bidco from holders of approximately 41.4 per cent. of ebookers Shares, including from Flightbookers Investments Limited, which is controlled by a trust in which Dinesh Dhamija (Chairman and Chief Executive Officer of ebookers) has an interest.

Summary

•	The Boards of Cendant and ebookers announce that they have reached agreement on the terms of a recommended cash acquisition by Cendant Bidco of ebookers which is expected to be effected by means of a scheme of arrangement under section 425 of the Companies Act. Under the terms of the Scheme, ebookers Shareholders will be entitled to receive 320 pence per ebookers Share in cash and holders of ebookers ADSs will be entitled to receive 640 pence per ebookers ADS in cash (equivalent to $12.38). On this basis, the terms of the Acquisition value the entire existing issued share capital of ebookers at approximately £209 million. As at 30 September 2004, ebookers had gross debt of approximately £18.1 million and cash at bank and in hand of approximately £56.7 million.

•	The ebookers Directors, who have been so advised by Credit Suisse First Boston, consider the terms of the Acquisition to be fair and reasonable. An affiliate of Credit Suisse First Boston has an advisory relationship with Cendant and the ebookers Directors have therefore sought independent advice from Ernst & Young regarding the Acquisition (as required by the Panel). In this connection, Ernst & Young also considers the terms of the Acquisition to be fair and reasonable and has so advised the ebookers Directors. In providing advice to the Board of ebookers, Credit Suisse First Boston and Ernst & Young have taken into account the commercial assessments of the ebookers Directors.

•	The ebookers Directors intend unanimously to recommend that ebookers Shareholders vote in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be proposed at the Extraordinary General Meeting.

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•	Dinesh Dhamija (Chairman and Chief Executive Officer of ebookers) and Flightbookers Investments Limited, which is controlled by a trust in which Dinesh Dhamija has an interest, have irrevocably undertaken to vote, or procure the vote, in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be proposed at the Extraordinary General Meeting, in respect of 26,985,700 ebookers Shares, representing approximately 41.3 per cent. of the ebookers Shares. In addition, each of the other ebookers Directors has irrevocably undertaken to vote, or procure the vote, in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be proposed at the Extraordinary General Meeting in respect of their own beneficial holdings of ebookers Shares of, in aggregate, 51,078 ebookers shares, representing approximately 0.08 per cent. of the ebookers shares.

•	The irrevocable undertakings referred to above will remain binding in the event of a competing offer being announced for ebookers and also oblige Flightbookers Investments Limited, Dinesh Dhamija and each of the other ebookers Directors to accept an Offer announced by Cendant Bidco within three months from the date on which the Scheme does not become effective or is withdrawn or any condition to which the Scheme is subject becomes incapable of satisfaction and is not waived in accordance with its terms, provided that the terms of any such Offer are, in the opinion of Citigroup, no less favourable to acceptors than the financial consequences for them of the Scheme becoming effective, or on such other terms as may be agreed between Cendant Bidco and ebookers.

•	In the event that a third party announces a higher competing offer for ebookers, ebookers has undertaken that it will not withdraw the Scheme for a period of 48 hours and if, within that time, Cendant communicates to ebookers a revision to the terms of the Acquisition, so that the revised terms of the Acquisition provide for a price in cash per ebookers Share no less than the price offered under the competing offer, and the revised terms of the Acquisition are otherwise no less favourable to ebookers Shareholders than the terms of the competing offer taking into account all the circumstances, including, without limitation, any obligation to pay the inducement fee provided for in the Merger Agreement, the ebookers Directors will continue to recommend the Acquisition and withdraw any recommendation of the competing offer.

•	The Acquisition is conditional on, amongst other things, certain approvals by ebookers Shareholders, and the sanction of the Scheme by the Court. Regulatory clearances from the relevant competition authorities in Germany and Norway will also need to be obtained. Approval of the Acquisition will be sought from ebookers Shareholders at the Court Meeting and the Extraordinary General Meeting. In order to become effective, the Scheme must be approved by a majority in number representing three-fourths in value of the ebookers Shares that are voted at the Court Meeting. In addition, a special resolution implementing the Scheme and sanctioning the related reduction of capital must be passed by ebookers Shareholders representing 75 per cent. of the votes cast at the Extraordinary General Meeting.

•	It is expected that the Scheme Document will be posted in December 2004 and that, subject to the satisfaction, or where relevant waiver, of all relevant conditions, the Scheme will become effective and the Acquisition completed in the first quarter of 2005.

•	Cendant believes that the Acquisition provides for synergies in content, technology, fulfilment and operations, with Cendant’s current operations across the UK and Europe. Cendant plans to build on ebookers’ strength in the long and medium-haul segments, by augmenting it with Cendant’s long-haul destination ground product, such as hotels and rental cars, through its other travel businesses including Travel 2, HotelClub.com, Lodging.com and Orbitz. Cendant also plans to introduce short haul/city break product through HotelClub.com and its vacation rental group and timeshare businesses.

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Commenting on the Acquisition, Samuel L. Katz, chairman and Chief Executive Officer, Cendant Travel Distribution Services Division, said today:

"ebookers will serve as the foundation for Cendant's online travel consumer vertical in Europe. The addition of ebookers to our portfolio of travel distribution businesses immediately strengthens Cendant's position as one of the world's leading on-line travel distributors and provides a foundation for significant growth opportunities in the fast-growing European online segment. This transaction is an integral part of our continuing effort to expand our global "order making" capabilities through both our existing businesses and through strategic "tuck ins".  The combination of Cendant Travel Distribution Services Division and ebookers addresses the needs of the rapidly changing travel environment in Europe by enabling consumers, suppliers and travel agencies to benefit from richer content, wider distribution and increased value. Recent industry research suggests that online penetration of the travel market in Europe is less than ten per cent. of gross bookings, compared to more than 30 per cent. in the US, providing us with the potential for significant growth."

Gordon Wilson, Managing Director for Cendant Travel Distribution Services Division's International Markets division, said today:

"This is a clear example of Cendant's Travel Distribution Services Division delivering on its stated strategy of integrating its travel assets throughout the distribution chain to become a multi-channel distributor of the richest travel inventory. We are looking forward to working closely with ebookers' outstanding team to build on their considerable achievements."

Commenting on the Acquisition, Dinesh Dhamija, Chairman and Chief Executive Officer of ebookers, said today:

“ebookers has become a leader in European online travel and today’s transaction represents a logical next step in the Company’s development. Within the Cendant group, ebookers will be well placed to take the business to the next level, building on our existing strengths in Europe, and excellence in value-add services such as long haul and hotels. This is good news for our customers, our shareholders and our employees.”

Enquiries

Cendant Media Relations Contacts
Neil Bennet, Maitland (UK enquiries)	020 7379 5151
David Stürken, Maitland (European enquiries)	020 7379 5151

Cendant Investor Relations Contacts
Sam Levenson	+1 (212) 413 1832
Henry A. Diamond	+1 (212) 413 1920

Citigroup Global Markets Limited	020 7986 4000
(financial adviser to Cendant) Peter Tague Iain Robertson Grant Kernaghan

ebookers plc	020 7489 2451
Dinesh Dhamija

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Michael Healy

Cubitt Consulting	020 7367 5100
(media relations adviser) Simon Brocklebank-Fowler Michael Henman

Credit Suisse First Boston	020 7888 8888
(financial adviser to ebookers) Andrew Christie Simon Taurins Ian Brown

Ernst & Young	020 7951 2000
(independent financial adviser to ebookers) John Stephan Steve Taylor

This summary should be read in conjunction with the full text of the following announcement.

Citigroup Global Markets Limited (“Citigroup”), which is regulated in the United Kingdom by The Financial Services Authority, is acting as financial adviser to Cendant and Cendant Bidco and no one else in connection with the Acquisition and will not be responsible to anyone other than Cendant and Cendant Bidco for providing the protections afforded to customers of Citigroup nor for providing advice in relation to the Acquisition.

Credit Suisse First Boston, which is regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to ebookers and no one else in connection with the Acquisition and will not be responsible to anyone other than ebookers for providing the protections afforded to customers of Credit Suisse First Boston nor for providing advice in relation to the Acquisition.

Ernst & Young, which is regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to ebookers solely for the purposes of Rule 3 of the Code and is not acting as adviser to anyone else in connection with the Acquisition and will not be responsible to anyone other than ebookers for providing the protections afforded to clients of Ernst & Young nor for providing advice in relation to the Acquisition.

If the Acquisition is carried out by way of an Offer, the Offer will not be made, directly or indirectly, in or into, or by the use of the mails or any other means or instrumentality (including, without limitation, telephonic or electronic) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, Canada, Australia or Japan, and the Offer will not be capable of acceptance by any such use, means, instrumentality or facility or from within Canada, Australia or Japan. Accordingly, copies of this announcement and formal documentation relating to the Offer will not be, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from Canada, Australia or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and must not distribute or send such documents into or from Australia, Canada or Japan. Doing so may invalidate any related purported acceptance of the Offer. The Offer in the United States, if any, will be made directly by Cendant Bidco and not by Citigroup. The Offer, if made, will be made in accordance with the requirements of the Code and applicable US securities law. Financial statements included in any Offer Document will be prepared in accordance with non-US accounting standards that may not be comparable to those used to prepare financial statements of US companies.

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The availability of the Acquisition to ebookers Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located. ebookers Shareholders who are not so resident should inform themselves of, and observe, any applicable requirements.

This announcement does not constitute an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of an offer to buy or subscribe for any securities. Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document or any document by which the Offer is made.

This announcement contains certain “forward-looking” statements within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of ebookers' and Cendant’s management and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the expected effects on Cendant of the acquisition of ebookers, statements about the expected timing and scope of the Acquisition, statements about estimated synergies and integration costs and all other statements in this release other than historical facts. Forward-looking statements include information about possible or assumed future financial results and usually contain words such as "believes," "intends," "expects," "anticipates," "estimates", or similar expressions. These statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from expected results due to a variety of factors, including but not limited to, the satisfaction of the conditions to the Scheme becoming effective, and Cendant's ability to successfully integrate the operations and employees of ebookers, as well as the additional factors which are reflected in Cendant's quarterly report on Form 10-Q for the quarter ended 30 September 2004 and ebookers' annual report on Form 20-F for the year ended 31 December 2003, as well as in their more recent filings with the SEC. Cendant and ebookers caution investors not to place undue reliance on the forward-looking statements contained in this announcement. These statements speak only as of the date of this announcement, and neither Cendant nor ebookers undertake any obligation to update or revise the statements, risks or reasons. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

ebookers will prepare the Scheme Document to be distributed to ebookers Shareholders. Cendant, Cendant Bidco and ebookers urge ebookers Shareholders to read the Scheme Document when it becomes available because it will contain important information relating to the Acquisition.

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control "relevant securities" (within the definition set out in the Code) of ebookers, owns or controls, or becomes the owner or controller, directly or indirectly, of one per cent. or more of any class of relevant securities of ebookers is generally required under the provisions of Rule 8 of the Code to notify a Regulatory Information Service and the Panel by not later than 12:00 noon (London time) on the business day following the date of the transaction of every dealing in such relevant securities during the period to the date on which the Scheme becomes effective or is withdrawn (or, if applicable, the Offer becomes or is declared unconditional as to acceptances or lapses or is withdrawn). A copy of such notification on the appropriate form should be faxed to the Panel by that time on +44 (0) 20 7236 7013 or e-mailed to: monitoring@disclosure.org.uk. In the event of any doubt as to the application of these requirements, the Panel should be consulted on +44 (0) 20 7638 0129. Dealings by ebookers, Cendant Bidco or their respective "associates" (within the definition set out in the Code) in any class of relevant securities of ebookers or referable thereto until the end of such period should also be disclosed. Please consult your financial adviser if you believe that this Rule may be applicable to you.

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Appendix I contains the conditions to the implementation of the Scheme and the Acquisition; Appendix II contains sources of information and bases of calculation; and Appendix III contains the definitions of certain terms used in this summary and the following announcement.

END

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2 December 2004

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN OR INTO AUSTRALIA, CANADA OR JAPAN

Recommended Cash Acquisition

by Cendant Bidco

of ebookers plc

1.	The Acquisition

The Boards of Cendant and ebookers today announce the terms of a recommended cash acquisition by Cendant Bidco of ebookers. The Acquisition is to be effected by Cendant Bidco, a wholly owned subsidiary of Cendant, by means of a scheme of arrangement under section 425 of the Companies Act.

2.	The Acquisition

Under the Scheme, which will be subject to the Conditions and to the full terms and conditions to be set out in the Scheme Document, ebookers Shareholders will receive:

for each ebookers Share     320 pence in cash

for each ebookers ADS       640 pence in cash (equivalent to $12.38)

The terms of the Acquisition value the entire existing issued share capital of ebookers at approximately £209 million. As at 30 September 2004, ebookers had gross debt of approximately £18.1 million and cash at bank and in hand of approximately £56.7 million.

3.	Recommendation

The ebookers Directors, who have been so advised by Credit Suisse First Boston, consider the terms of the Acquisition to be fair and reasonable. An affiliate of Credit Suisse First Boston has an advisory relationship with Cendant and the ebookers Directors have therefore sought independent advice from Ernst & Young regarding the Acquisition (as required by the Panel). In this connection, Ernst & Young also considers the terms of the Acquisition to be fair and reasonable and has so advised the ebookers Directors. In providing advice to the Board of ebookers, Credit Suisse First Boston and Ernst & Young have taken into account the commercial assessments of the ebookers Directors.

The ebookers Directors intend unanimously to recommend that ebookers Shareholders vote in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be proposed at the Extraordinary General Meeting.

4.	Irrevocable Undertakings

Dinesh Dhamija, Chairman and Chief Executive Officer of ebookers, and Flightbookers Investments Limited, which is controlled by a trust in which Dinesh Dhamija has an interest, have irrevocably undertaken to vote, or procure the vote, in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be

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proposed at the Extraordinary General Meeting, in respect of 26,985,700 ebookers Shares, representing approximately 41.3 per cent. of the ebookers Shares.

In addition, the other ebookers Directors have irrevocably undertaken to vote, or procure the vote, in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be proposed at the Extraordinary General Meeting in respect of their own beneficial holdings of ebookers Shares of, in aggregate, 51,078 ebookers Shares, representing approximately 0.08 per cent. of the ebookers Shares.

Accordingly, Cendant Bidco has received irrevocable undertakings to vote, or procure the vote, in favour of the Scheme at the Court Meeting and in favour of the resolutions required to effect the Acquisition to be proposed at the Extraordinary General Meeting in respect of a total of 27,036,778 ebookers Shares, representing approximately 41.4 per cent. of the ebookers Shares.

The irrevocable undertakings referred to above will remain binding in the event of a competing offer being announced for ebookers and also oblige Flightbookers Investments Limited, Dinesh Dhamija and each of the other ebookers Directors to accept an Offer announced by Cendant Bidco within three months from the date on which the Scheme does not become effective or is withdrawn or any condition to which the Scheme is subject becomes incapable of satisfaction and is not waived in accordance with its terms, provided that the terms of any such Offer are, in the opinion of Citigroup, no less favourable to acceptors than the financial consequences for them of the Scheme becoming effective, or on such other terms as may be agreed between Cendant and ebookers.

5.	Merger Agreement and inducement fee

ebookers, Cendant Bidco and Cendant have entered into the Merger Agreement which provides, inter alia, for the implementation of the Scheme (or, if applicable, the Offer) and contains certain assurances and confirmations between the parties, including with respect to the implementation of the Scheme and regarding the conduct of the business of the ebookers Group in the period prior to the Effective Date. ebookers has also undertaken not to solicit any other potential offerors, and to inform Cendant of the fact and details of any approach received.

In the event that a higher competing offer is announced for ebookers, ebookers has undertaken that it will not withdraw the Scheme for a period of 48 hours and if, within that time, Cendant communicates to ebookers a revision to the terms of the Acquisition, so that the terms of the Acquisition, as so revised, provide for a price in cash per ebookers Share no less than the price offered under the competing offer, and the terms of the Acquisition, as so revised, are otherwise no less favourable to ebookers Shareholders than the terms of the competing offer taking into account all the circumstances, including, without limitation, any obligation to pay the inducement fee referred to below, the ebookers Directors will continue to recommend the Acquisition and withdraw any recommendation of the competing offer.

Under the Merger Agreement, ebookers has agreed to pay to Cendant an inducement fee of £2,089,000 in certain circumstances, including if:

•	the ebookers Directors do not unanimously, without qualification, recommend the Acquisition or withdraw (or modify or qualify in a manner adverse to Cendant Bidco) their approval or recommendation of the Acquisition; or

•	prior to the date six months after the date of this Announcement, an Alternative Proposal is announced which becomes or is declared wholly unconditional or

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otherwise becomes effective or is completed; or

•	any financial adviser to the ebookers Directors appointed pursuant to Rule 3 of the Code withdraws or in any way modifies its consent (whether written or oral) to being named in the context of any recommendation statement by the ebookers Directors to their shareholders regarding the Acquisition.

The Merger Agreement may, subject to compliance with the Code and the requirements of the Panel, be terminated in certain circumstances, including:

•	by Cendant, if the Effective Date has not occurred on or before 30 June 2005 (or such later date as the parties and the Court may agree), or

•	by either Cendant or ebookers, if any of the Conditions which has not been waived is (or becomes) incapable of satisfaction and if Cendant notifies ebookers that notwithstanding it has the right to waive such Condition, it will not do so, or if any Condition which is incapable of waiver is not satisfied or becomes incapable of satisfaction, or

•	by either Cendant or ebookers, if at any time prior to the Effective Date the ebookers Directors withdraw (or modify in a manner adverse to Cendant) their approval or recommendation of the Acquisition or approve or recommend, or propose publicly to approve or recommend, any Alternative Proposal, or

•	by Cendant, if ebookers is in breach of certain of its obligations under the Merger Agreement.

6.	Background to and reasons for the Acquisition

Cendant believes that the Acquisition provides for synergies in content, technology, fulfilment and operations, with Cendant’s current operations across the UK and Europe. Cendant plans to build on ebookers’ strength in the long and medium-haul segments, by augmenting it with Cendant’s excellent long-haul destination ground product through its other travel businesses including Travel 2, HotelClub.com, Lodging.com and Orbitz. Cendant also plans to introduce short haul/city break product through HotelClub.com and its vacation rental group and timeshare businesses.

The Acquisition is entirely consistent with Cendant’s clearly defined acquisition parameters and strategic goals. ebookers will operate as a separate entity within Cendant’s Travel Distribution Services Division.

Cendant expects the Acquisition to be neutral to Cendant's earnings per fully diluted share in 2005, due to non-recurring integration costs, and to benefit Cendant's earnings per share by between $0.02 to $0.03 in 2006. This statement should not be interpreted to mean that Cendant's earnings per share for 2005 and subsequent periods will necessarily be greater than those for prior periods.

7.	Background to the Recommendation of the Scheme

ebookers has seen substantial growth since its formation in 1999 and London listing in 2001. Gross sales have grown from £14.2 million in the year ended 31 December 1999 to £520.6 million in the year ended 31 December 2003. For the nine months to 30 September 2004, gross sales amounted to £454.4 million (2003: £371.9 million).

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The European online travel segment is forecast to continue to expand strongly, providing opportunities for further growth in ebookers’ businesses. However, with the aggressive participation of large, well-funded businesses, the segment is consolidating and becoming increasingly competitive across most product categories. The ebookers Directors believe that this trend will continue and that to compete optimally and retain margin in the medium term, scale and financial resource will be key.

Because of ebookers’ leading pan-European position, its specialisation in the higher margin, higher value mid to long-haul segment, its technological expertise and strong brands, the ebookers Directors are aware that ebookers is an attractive strategic target for an industry consolidator.

The ebookers Directors further believe that because of the performance of the Company's share price in the months prior to the announcement by the Company of a possible sale, additional equity growth capital would be expensive to obtain. The availability of appropriately priced growth capital is of importance to the Company given both the need for continued investment in new online products and technology and its desire to continue to participate in industry consolidation. In addition, the ebookers Directors have noted that the costs of maintaining public listings and complying with new regulations have grown over time.

In light of the above and following preliminary approaches that the Board of ebookers had received, the ebookers Directors appointed Credit Suisse First Boston to explore the possibility of a sale of the Company. The Board of ebookers reviewed indications of interest from, and has, through its advisers, had preliminary discussions with a number of parties. Following that process, and after due consideration, the Board of ebookers has concluded that the Acquisition at a price of 320 pence per ebookers Share provides ebookers Shareholders with a favourable opportunity to realise their investment at an attractive price.

8.	Information on the ebookers Group

ebookers is a leading pan-European online travel agency with websites servicing 13 European countries - Austria, Belgium, Denmark, Finland, France, Germany, Ireland, The Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom. ebookers specialises in the mid and long-haul leisure segments of the European travel industry.

The Company offers a wide range of discount and standard price travel products including airfares, hotels, car hire, cruises and travel insurance. While ebookers specialises in online travel, with the majority of its business generated online, it also offers traditional sales or enquiry channels to customers through call centres and walk-in stores.

The Company’s management team comes largely from the travel sector. To maintain cost control, the Company established a low-cost Business Process Outsourcing facility in New Delhi, India with approximately 950 employees. ebookers had a total staff of over 1,800 as at 30 November 2004.

For the year ended 31 December 2003, ebookers reported consolidated gross sales, operating loss and loss before tax of £520.6 million, £17.8 million and £14.9 million respectively. The consolidated net assets at 31 December 2003 were £47.4 million, including cash at bank and in hand of £50.5 million.

On 28 July 2004, ebookers made a trading update to shareholders which included a profit forecast for the year ending 31 December 2004. This forecast will be reported on in the Scheme Document.

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9.	Information on Cendant, Cendant Travel Distribution Services and Cendant Bidco

Cendant is primarily a provider of travel and residential real estate services.  With approximately 90,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries.  More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting Cendant's Web site at http://www.cendant.com or by calling 877-4INFOCD (877-446-3623).

Cendant's Travel Distribution Services Division, is one of the world's largest and most geographically diverse collections of travel brands and distribution businesses. The division, employing nearly 5,000 people in more than 116 countries, includes: Galileo, a leading global distribution system (GDS), serving more than 44,000 travel agencies and over 60,000 hotels; hotel distribution and services businesses (TRUST, THOR, WizCom and Neat Group); leading online travel agencies (Orbitz, CheapTickets.com, Lodging.com, HotelClub.com and RatesToGo.com); Shepherd Systems, an airline market intelligence company; Travelwire, an international travel technology and software company; Travel 2/Travel 4, a leading international provider of long-haul air travel and travel product consolidator; and Travelport, a provider of online global corporate travel management solutions.

Cendant Bidco is a company newly incorporated in Delaware and is an indirect wholly owned subsidiary of Cendant. Cendant Bidco has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition).

The consideration payable by Cendant Bidco to ebookers Shareholders under the terms of the Scheme will be financed by means of an intra-group loan from Cendant.

10.	Management and Employees

The Board of Cendant has given assurances to ebookers that, following the Scheme becoming effective, it will observe the existing contractual and statutory employment rights, including pension rights, of all ebookers employees as required by applicable law.

11.	Arrangements with Mr Dinesh Dhamija

Compromise Agreement

It is intended that Mr Dinesh Dhamija will resign his position as Chairman and Chief Executive Officer of ebookers on the Effective Date. It is proposed that upon the termination of Mr Dhamija's employment with ebookers, he will be paid £700,000.

Non-compete Agreement

As a pre-condition to the announcement of the Acquisition, Cendant has required Mr Dhamija to enter into the Non-compete Agreement with Cendant Bidco pursuant to which Mr Dhamija has agreed not to compete with the ebookers business or to solicit customers, suppliers or key employees of the ebookers business for a period of ten years following the Effective Date. In the event that the duration of the non-compete undertaking given by Mr Dhamija to Cendant Bidco is found to be unenforceable by a court of competent jurisdiction, Mr Dhamija and Cendant Bidco have agreed that a shorter period of five years shall be substituted as the duration of the non-compete undertaking. Cendant Bidco has agreed to pay Mr Dhamija the sum of £5 million in consideration of the

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undertakings given by Mr Dhamija in the Non-compete Agreement, such payment to be made following the Effective Date.

Consultancy Agreement

Mr Dhamija and Cendant Bidco have also entered into a Consultancy Agreement pursuant to which Mr Dhamija will provide certain consultancy services to Cendant Bidco following the Effective Date. Under the terms of this Agreement, Mr Dhamija will provide the consultancy services to Cendant Bidco on two business days per week during the three calendar months following the Effective Date and on one business day per week during the six months following such three month period. Mr Dhamija will be entitled to receive a fee of approximately £950 for each day on which he provides the consultancy services and will be entitled to be reimbursed for his reasonable out of pocket expenses incurred in the performance of such services.

Credit Suisse First Boston and Ernst & Young have advised the ebookers Directors that the terms of these arrangements are fair and reasonable in so far as other ebookers Shareholders are concerned. In providing advice to the ebookers Directors, Credit Suisse First Boston and Ernst & Young have taken into account the ebookers Directors' commercial assessments.

12.	ebookers Share Option Scheme and ebookers Individual Option Arrangements

Cendant Bidco will write to participants in the ebookers Share Option Scheme and holders of ebookers Individual Option Arrangements in due course to inform them of the effect of the Acquisition on their rights under the ebookers Share Option Scheme and the ebookers Individual Option Arrangements and to set out appropriate proposals to be made to the holders of options.

13.	Disclosure of Interests in ebookers

Save for the the ebookers Shares which are the subject of the irrevocable undertakings summarised in paragraph 4, neither Cendant Bidco nor any of the directors of Cendant Bidco nor, so far as the directors of Cendant Bidco are aware, any person acting in concert with Cendant Bidco, owns or controls any ebookers Shares or holds any options to purchase ebookers Shares or has entered into any derivative referenced to securities of ebookers which remains outstanding. In view of the requirement for confidentiality, Cendant Bidco has not made enquiries in this respect of certain persons who may be deemed by the Code to be acting in concert with it for the purposes of the Acquisition.

14.	Conditions

The Acquisition will be subject to the Conditions set out in Appendix I to this announcement, including the obtaining of relevant regulatory approvals, approvals by ebookers Shareholders and the sanction of the Scheme by the Court.

15.	Structure of the Acquisition

The Acquisition is to be effected by means of a scheme of arrangement between ebookers and its shareholders under section 425 of the Companies Act. The procedure involves an application by ebookers to the Court to sanction the Scheme and confirm the cancellation of all the existing ebookers Shares, in consideration for which ebookers Shareholders will receive cash as described in paragraph 2 above.

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To become effective, the Scheme requires, amongst other things, the approval of a majority in number representing 75 per cent. or more in value of the relevant ebookers Shareholders present and voting in person or by proxy at the Court Meeting together with the sanction of the Court and the passing of the resolutions necessary to implement the Scheme at the Extraordinary General Meeting. The Scheme will only become effective upon delivery to the Registrar of Companies in England and Wales of a copy of the Court Order and the registration of the Court Order. Upon the Scheme becoming effective, it will be binding on all ebookers Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the Extraordinary General Meeting. The Acquisition is expected to be effective in the first quarter of 2005.

Under the Scheme, each ebookers Share will be cancelled and New ebookers Shares will be issued fully paid to Cendant Bidco. In consideration for the cancellation of their ebookers Shares (including ebookers Shares represented by ebookers ADSs), holders of ebookers Shares and ebookers ADSs will receive consideration under the terms of the Acquisition as outlined above. On the Effective Date, ebookers will become a wholly owned subsidiary of Cendant Bidco and share certificates in respect of ebookers Shares will cease to be valid and should be destroyed. In addition, on the Effective Date, entitlements to ebookers Shares held within the CREST system will be cancelled.

It is intended that Cendant Bidco will procure that a request will be made by ebookers to the UK Listing Authority to cancel the listing of the ebookers Shares on the Official List and to the London Stock Exchange to cancel the admission to trading of the ebookers Shares on the London Stock Exchange's market for listed securities so that ebookers Shares will cease to be listed on the Official List on the Effective Date and the last day of dealing in ebookers Shares on the London Stock Exchange will be the last dealing day before the Effective Date. An application to cancel the quotation of ebookers ADSs on NASDAQ and a filing with the SEC to de-register ebookers ADSs will be made shortly after the Effective Date.

16.	General

The Acquisition will be made on the terms and subject to the Conditions set out herein and to be set out in the Scheme Document and Forms of Proxy. The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the Extraordinary General Meeting, the expected timetable and the Forms of Proxy. These will be despatched to ebookers Shareholders and, for information only, to holders of options granted under the ebookers Share Option Scheme and the ebookers Individual Option Arrangements, in due course. The Acquisition will be governed by English law. The Acquisition will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the UK Listing Authority and applicable US securities law.

In deciding whether or not to vote in favour of the Scheme, ebookers Shareholders should rely on the information contained in, and follow the procedures described in, the Scheme Document and the Forms of Proxy.

Details of the sources and bases of certain information set out in this announcement are included in Appendix II. Certain terms used in this announcement are defined in Appendix III.

Enquiries

Cendant Media Relations Contacts:
Elizabeth Harraway, Cendant Travel Distribution Services Division	+1 (973) 496-4540

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Neil Bennet, Maitland (UK enquiries)	020 7379 5151
David Stürken, Maitland (European enquiries)	020 7379 5151

Cendant Investor Relations Contacts:
Sam Levenson	+1 (212) 413 1832
Henry A. Diamond	+1 (212) 413 1920

Citigroup Global Markets Limited	020 7986 4000
(financial adviser to Cendant) Peter Tague Iain Robertson Grant Kernaghan

ebookers plc	020 7489 2451
Dinesh Dhamija Michael Healy

Cubitt Consulting	020 7367 5100
(media relations adviser) Simon Brocklebank-Fowler Michael Henman

Credit Suisse First Boston	020 7888 8888
(financial adviser to ebookers) Andrew Christie Simon Taurins Ian Brown

Ernst & Young	020 7951 2000
(independent financial adviser to ebookers) John Stephan Steve Taylor

Citigroup Global Markets Limited (“Citigroup”), which is regulated in the United Kingdom by The Financial Services Authority, is acting as financial adviser to Cendant and Cendant Bidco and no one else in connection with the Acquisition and will not be responsible to anyone other than Cendant and Cendant Bidco for providing the protections afforded to customers of Citigroup nor for providing advice in relation to the Acquisition.

Credit Suisse First Boston, which is regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to ebookers and no one else in connection with the Acquisition and will not be responsible to anyone other than ebookers for providing the protections afforded to customers of Credit Suisse First Boston nor for providing advice in relation to the Acquisition.

Ernst & Young, which is regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to ebookers solely for the purposes of Rule 3 of the Code and is not acting as adviser to anyone else in connection with the Acquisition and will not be responsible to anyone other than ebookers for providing the protections afforded to clients of Ernst & Young nor for providing advice in relation to the Acquisition.

If the Acquisition is carried out by way of an Offer, the Offer will not be made, directly or indirectly, in or into, or by the use of the mails or any other means or instrumentality (including, without

14

limitation, telephonic or electronic) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, Canada, Australia or Japan, and the Offer will not be capable of acceptance by any such use, means, instrumentality or facility or from within Canada, Australia or Japan. Accordingly, copies of this announcement and formal documentation relating to the Offer will not be, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from Canada, Australia or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and must not distribute or send such documents into or from Australia, Canada or Japan. Doing so may invalidate any related purported acceptance of the Offer. The Offer in the United States, if any, will be made directly by Cendant Bidco and not by Citigroup. The Offer, if made, will be made in accordance with the requirements of the Code and applicable US securities law. Financial statements included in any Offer Document will be prepared in accordance with non-US accounting standards that may not be comparable to those used to prepare financial statements of US companies.

The availability of the Acquisition to ebookers Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located. ebookers Shareholders who are not so resident should inform themselves of, and observe, any applicable requirements.

This announcement does not constitute an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of an offer to buy or subscribe for any securities. Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document or any document by which the Offer is made.

This announcement contains certain “forward-looking” statements within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of ebookers' and Cendant’s management and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained herein include statements about the expected effects on Cendant of the acquisition of ebookers, statements about the expected timing and scope of the Acquisition, statements about estimated synergies and integration costs and all other statements in this release other than historical facts. Forward-looking statements include information about possible or assumed future financial results and usually contain words such as "believes," "intends," "expects," "anticipates," "estimates", or similar expressions. These statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from expected results due to a variety of factors, including but not limited to, the satisfaction of the conditions to the Scheme becoming effective, and Cendant's ability to successfully integrate the operations and employees of ebookers, as well as the additional factors which are reflected in Cendant's quarterly report on Form 10-Q for the quarter ended 30 September 2004 and ebookers' annual report on Form 20-F for the year ended 31 December 2003, as well as in their more recent filings with the SEC. Cendant and ebookers caution investors not to place undue reliance on the forward-looking statements contained in this announcement. These statements speak only as of the date of this announcement, and neither Cendant nor ebookers undertake any obligation to update or revise the statements, risks or reasons. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

ebookers will prepare the Scheme Document to be distributed to ebookers Shareholders. Cendant, Cendant Bidco and ebookers urge ebookers Shareholders to read the Scheme Document when it becomes available because it will contain important information relating to the Acquisition.

Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control "relevant securities" (within the definition set out in the Code) of ebookers, owns or controls, or becomes the owner or controller, directly or indirectly, of one per cent. or more of any class of relevant securities of ebookers is generally required under the provisions of Rule 8 of the Code to notify a Regulatory Information

15

Service and the Panel by not later than 12:00 noon (London time) on the business day following the date of the transaction of every dealing in such relevant securities during the period to the date on which the Scheme becomes effective or is withdrawn (or, if applicable, the Offer becomes or is declared unconditional as to acceptances or lapses or is withdrawn). A copy of such notification on the appropriate form should be faxed to the Panel by that time on +44 (0) 20 7236 7013 or e-mailed to: monitoring@disclosure.org.uk. In the event of any doubt as to the application of these requirements, the Panel should be consulted on +44 (0) 20 7638 0129. Dealings by ebookers, Cendant Bidco or their respective "associates" (within the definition set out in the Code) in any class of relevant securities of ebookers or referable thereto until the end of such period should also be disclosed. Please consult your financial adviser if you believe that this Rule may be applicable to you.

Appendix I contains the conditions to the implementation of the Scheme and the Acquisition; Appendix II contains sources of information and bases of calculation; and Appendix III contains the definitions of certain terms used in this announcement.

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APPENDIX I

CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME AND THE ACQUISITION

The Acquisition will be conditional upon the Scheme becoming effective, by not later than 30 June 2005 or such later date (if any) as Cendant Bidco, ebookers and the Court may agree. The Scheme will comply with the rules and regulations of the UK Listing Authority, the London Stock Exchange, the Code and applicable US securities law. The Scheme will not become effective unless the following conditions are satisfied or, where appropriate, waived:

(a)	the approval of the Scheme by a majority in number representing three-fourths or more in value of the ebookers Shareholders present and voting, either in person or by proxy, at the Court Meeting, or any adjournment thereof;

(b)	the resolution(s) in connection with or required to approve and implement the Scheme being duly passed by the requisite majority at the Extraordinary General Meeting, or at any adjournment thereof;

(c)	the sanction (with or without modification, on terms acceptable to Cendant Bidco) of the Scheme and confirmation of the reduction of capital involved therein by the Court and an office copy of the Court Order and the minute of such reduction attached thereto being delivered for registration to the Registrar of Companies in England and Wales and, in relation to the reduction of capital, being registered;

(d)	a notification having been made to the German Federal Cartel Office (Bundeskartellamt), and the Federal Cartel Office, within one month from its receipt of the complete notification, either having affirmatively given clearance, or having not given notice that it has initiated main examination proceedings (Hauptprüfverfahren) under Section 40 of the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen); and

(e)	a notification having been made to the Norwegian Competition Authority and the Norwegian Competition Authority within 15 working days from receipt of a short form notification not having required submission of a complete notification, pursuant to the Norwegian Competition Act, No. 65 of June 11, 1993.

(f)	no Third Party having intervened in any way and there not continuing to be outstanding any statute, regulation or order of any Third Party in each case which would or might reasonably be expected (in any case to an extent which is material in the context of the Wider Cendant Group or the Wider ebookers Group, as the case may be, in each case, taken as a whole) to:

(i)	make the Acquisition or its implementation or the acquisition or proposed acquisition by Cendant Bidco or any other member of the Wider Cendant Group of any shares or other securities in, or control or management of, ebookers or any other member of the Wider ebookers Group, void, unenforceable and/or illegal in any jurisdiction or otherwise directly or indirectly restrain, restrict, prohibit, prevent, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or require amendment to the terms of the Acquisition or the proposed acquisition of any shares or securities in ebookers, or the acquisition of control of ebookers by Cendant Bidco;

(ii)	require, prevent, or delay the divestiture, or alter the terms of any proposed divestiture by Cendant Bidco or any other member of the Wider Cendant Group or by

1

ebookers or any other member of the Wider ebookers Group of all or any part of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own or control any of their respective assets or properties or any material part thereof;

(iii)	limit or delay the ability of any member of the Wider Cendant Group or any member of the Wider ebookers Group to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities in, or to exercise voting or management control over, any member of the Wider Cendant Group or any member of the Wider ebookers Group;

(iv)	require any member of the Wider Cendant Group or of the Wider ebookers Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) in any member of either group owned by any third party (other than in the implementation of the Acquisition);

(v)	require, prevent or delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider Cendant Group of any shares or other securities (or the equivalent) in ebookers;

(vi)	limit the ability of any member of the Wider Cendant Group or of the Wider ebookers Group to conduct or integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Cendant Group or of the Wider ebookers Group;

(vii)	result in any member of the Wider ebookers Group ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	otherwise adversely affect the business, assets, profits, financial or trading position or prospects of any member of the Wider ebookers Group or of the Wider Cendant Group;

(g)	all necessary notifications and filings having been made, all regulatory and statutory obligations in any relevant jurisdiction having been complied with, all appropriate waiting and other time periods (including any extensions of such waiting and other time periods) during which any Third Party could intervene under any applicable legislation or regulations of any relevant jurisdiction having expired, lapsed or been terminated, in each case in respect of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control of, ebookers or any other member of the Wider ebookers Group by Cendant Bidco or any other member of the Wider Cendant Group or the carrying on by any member of the Wider ebookers Group of its business except where the failure to make any such notification or filing, or comply with any such obligation, or the fact that any such period has not expired, lapsed or been terminated, individually or in the aggregate, is not likely to have a materially adverse effect on the business, assets, profits, financial or trading position or prospects of any member of the Wider Cendant Group;

(h)	all authorisations and determinations necessary or appropriate in any relevant jurisdiction for or in respect of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control of, ebookers or any other member of the Wider ebookers Group by any member of the Wider Cendant Group or in relation to the continuation of the business of any member of the Wider ebookers Group having been obtained, in terms and in a form reasonably satisfactory to Cendant Bidco, from all relevant Third Parties or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the

2

Wider ebookers Group has entered into contractual arrangements that are material in the context of the Wider ebookers Group taken as a whole and such authorisations and determinations, together with all authorisations and determinations necessary or appropriate for any member of the Wider ebookers Group to carry on its business, remaining in full force and effect and there being no notice or intimation of any intention to revoke, suspend, restrict, modify or not renew any of the same in any such case in so far as is material in the context of the Wider Cendant Group or the Wider ebookers Group, as the case may be, in each case, taken as a whole;

(i)	except as publicly announced by ebookers in accordance with the Listing Rules, or as fairly disclosed in writing to Cendant or Cendant Bidco by or on behalf of ebookers in connection with the Acquisition, in each case prior to the date hereof, there being no provision of any agreement, arrangement, licence or other instrument to which any member of the Wider ebookers Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the Acquisition or the proposed acquisition of any shares or other securities in, or control of, ebookers or any other member of the Wider ebookers Group by any member of the Wider Cendant Group or otherwise, could or might be expected to result in, (in any case to an extent that is or would be material in the context of the Wider ebookers Group taken as a whole):

(i)	any monies borrowed by, or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any such member being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn;

(ii)	any such agreement, arrangement, licence or other instrument, or the rights, liabilities, obligations or interests of any member of the Wider ebookers Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken or arising thereunder;

(iii)	the rights, liabilities, obligations or interests of any member of the Wider ebookers Group under any such agreement, arrangement, licence or instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated or adversely modified or affected;

(iv)	any member of the Wider ebookers Group ceasing to be able to carry on its business under any name under which it presently does so;

(v)	any asset or interest of any member of the Wider ebookers Group being or falling to be disposed of or ceasing to be available to any member of the Wider ebookers Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider ebookers Group;

(vi)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider ebookers Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(vii)	the creation of any liability (actual or contingent) by any member of the

3

Wider ebookers Group; or

(viii)	the value or the financial or trading position or the prospects of any member of the Wider ebookers Group being prejudiced or adversely affected,

and no event having occurred which, under any provision of any agreement, arrangement, licence, or other instrument to which any member of the Wider ebookers Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (viii) of this paragraph (i) to an extent which is material in the context of the Wider ebookers Group as a whole;

(j)	save as publicly announced by ebookers in accordance with the Listing Rules, or as fairly disclosed in writing to Cendant Bidco or Cendant by or on behalf of ebookers in connection with the Acquisition in each case prior to the date hereof, no member of the Wider ebookers Group having, since 31 December 2003:

(i)	(save as between ebookers and, on a pre-emptive basis, any member of the Wider ebookers Group or upon the exercise of rights to subscribe for ebookers Shares pursuant to the exercise of options granted under the ebookers Share Option Scheme and the ebookers Individual Option Arrangements) issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or of securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities, or redeemed, purchased or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(ii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise (other than to ebookers or a wholly-owned subsidiary of ebookers);

(iii)	save for transactions between members of the ebookers Group, acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any rights, title or interest in any asset (including shares and trade investments), which, in each case, is material in the context of the Wider ebookers Group taken as a whole, or merged with or demerged any body corporate or authorised or proposed or announced any intention to propose any such merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest (other than in the ordinary course of business);

(iv)	made or authorised or proposed or announced an intention to propose any change in its loan capital or issued, authorised or proposed the issue of any debentures;

(v)	(save in the ordinary course of business or for transactions between members of the ebookers Group) incurred or increased any indebtedness or liability (actual or contingent) which is material in the context of the Wider ebookers Group taken as a whole;

(vi)	entered into varied or authorised, proposed or announced its intention to enter into or vary any agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude and in any case which is material in the context of the Wider ebookers Group taken as a whole;

4

(vii)	entered into or varied the terms of any contract, agreement or arrangement with any of the ebookers Directors or any other director or senior executive of any member of the Wider ebookers Group;

(viii)	waived or compromised any claim other than in the ordinary course of business in any case in a manner or on terms that are material in the context of the Wider ebookers Group taken as a whole;

(ix)	taken any corporate action or had any legal proceedings instituted or threatened against it or petition presented or order made, in each case for its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(x)	been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xi)	made any alteration to the memorandum or articles of association of ebookers or any material alteration to the memorandum or articles of association (or equivalent constitutional documents) of any of ebookers' subsidiaries;

(xii)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(xiii)	implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement;

(xiv)	entered into any contract, transaction or arrangement which is or could be restrictive on the business of any member of the Wider ebookers Group or the Wider Cendant Group other than to a nature and extent which is normal in the context of the business concerned; or

(xv)	entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to, or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition (j);

(k)	since 31 December 2003, and save as publicly announced in accordance with the Listing Rules by ebookers, or as fairly disclosed in writing by or on behalf of ebookers to Cendant or Cendant Bidco in connection with the Acquisition in each case prior to the date hereof:

(i)	no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of ebookers or any other member of the Wider ebookers Group that is material in the context of the Wider ebookers Group taken as a whole;

(ii)	no litigation or arbitration proceedings, prosecution or other legal proceedings having

5

been instituted, announced, implemented or threatened in writing by or against or remaining outstanding against or in respect of any member of the Wider ebookers Group or to which any member of the Wider ebookers Group is or may become a party (whether as plaintiff, defendant or otherwise) which in any such case might be reasonably expected adversely and materially to affect any member of the Wider ebookers Group;

(iii)	(other than as a result of the Acquisition) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened in writing, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider ebookers Group which in any such case is adverse to the interests of any member of the Wider ebookers Group and is material in the context of the Wider ebookers Group taken as a whole; and

(iv)	no contingent or other liability of any member of the Wider ebookers Group having arisen or become apparent to Cendant Bidco or increased which in any case is material in the context of the Wider ebookers Group taken as a whole.

(l)	save as publicly announced in accordance with the Listing Rules by ebookers, or fairly disclosed in writing by or on behalf of ebookers to Cendant or Cendant Bidco in connection with the Acquisition prior to the date hereof, Cendant Bidco not having discovered:

(i)	that any financial, business or other information concerning ebookers or the Wider ebookers Group that has been disclosed at any time by or on behalf of any member of the Wider ebookers Group whether publicly, or to any member of the Wider Cendant Group, is misleading, contains any misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading; or

(ii)	that any member of the Wider ebookers Group or any partnership, company or other entity in which any member of the Wider ebookers Group has a significant economic interest and which is not a subsidiary of ebookers is subject to any liability (actual or contingent) that has not been publicly announced and which in any case is material in the context of the Wider ebookers Group taken as a whole; or

(iii)	any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider ebookers Group and which is material in the context of the Wider ebookers Group taken as a whole; and

(m)	Cendant Bidco not having discovered that, save as publicly announced by ebookers in accordance with the Listing Rules or fairly disclosed in writing to Cendant or Cendant Bidco by and on behalf of ebookers prior to the date hereof:

(i)	any past or present member of the Wider ebookers Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any person, or that there has otherwise been any such use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission (whether or not this constituted a non-compliance by any person with any legislation or regulations and wherever the same may have taken place) which, in any case, would be likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider ebookers

6

Group which in any case is material in the context of the Wider ebookers Group taken as a whole; or

(ii)	there is, or is likely to be, any liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider ebookers Group, or in which any such member may now or previously have had or be deemed to have or have had an interest, or any other property or any controlled waters under any environmental legislation, regulation, notice, circular or order or other lawful requirement of any relevant authority or Third Party or otherwise which in any case is material in the context of the Wider ebookers Group taken as a whole.

(n)	the Merger Agreement not having been terminated in accordance with its terms.

For the purposes of these conditions:

(a)    "Third Party" means any government, government department or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority (including any national anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction;

(b)    a Third Party shall be regarded as having "intervened" if it has decided to take, institute, implement, or threaten any action, proceeding, suit, investigation or enquiry or reference, or made, enacted or proposed any statute, regulation, decision or order, or taken any measures or other steps or required any action to be taken or information to be provided or otherwise having done anything and "intervene" shall be construed accordingly;

(c)    "authorisations" means authorisations, orders, grants, recognitions, confirmations, consents, licences, clearances, permissions, exemptions and approvals;

(d)    "publicly announced" means disclosed in the annual report and accounts of ebookers for the year ended 31 December 2003 or otherwise announced on or before the date hereof by ebookers by the delivery of an announcement to a Regulatory Information Service; and

(e)    "the Wider ebookers Group" means ebookers and its subsidiary undertakings, associated undertakings and any other undertakings in which ebookers and such undertakings (aggregating their interests) have a substantial interest and "the Wider Cendant Group" means Cendant and its subsidiary undertakings, associated undertakings and any other undertaking in which Cendant and such undertakings (aggregating their interests) have a substantial interest and, for these purposes, "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A to the Companies Act) and "substantial interest" means a direct or indirect interest in 20 per cent. or more of the equity capital of an undertaking.

Subject to the requirements of the Panel, Cendant Bidco reserves the right to waive all or any of the above Conditions, in whole or in part, except Conditions (a), (b) and (c). The Acquisition will lapse and the Scheme will not proceed unless all the above Conditions are fulfilled or (if capable of waiver) waived or, where appropriate, determined by Cendant Bidco to have been satisfied or to remain satisfied prior to the Scheme being sanctioned by the Court. Cendant Bidco shall be under no obligation to waive or treat as fulfilled any of Conditions (d) to (m) above inclusive by a date earlier than the date specified above for the fulfilment thereof notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

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Cendant Bidco reserves the right to elect to implement the Acquisition by way of a takeover offer (as defined in section 428 of the Companies Act). In such event, such offer will be implemented on the same terms (subject to appropriate amendments, including (without limitation) an acceptance condition set at ninety per cent. of the shares to which such offer relates), so far as applicable, as those which would apply to the Scheme.

If Cendant Bidco is required by the Panel to make an offer for ebookers Shares under the provisions of Rule 9 of the Code, Cendant Bidco may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

The Scheme will not proceed if the European Commission initiates proceedings under Article 6(1)(c) of Council Regulation (EC) 139/2004 or the Acquisition is referred to the Competition Commission before the date of the Court Meeting.

The Scheme will be governed by English law and be subject to the jurisdiction of the English courts, to the conditions set out above and the further terms set out below and to be set out in the formal Scheme Document and related Forms of Proxy.

The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

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APPENDIX II

SOURCES AND BASES

In this announcement:

(i)	Unless otherwise stated, financial information concerning ebookers has been extracted from the Annual Report and Accounts of ebookers for the year ended 31 December 2003, the interim report for the 6 months ended 30 June 2004 and the quarterly results announcement for the three months ended 30 September 2004.

(ii)	The value of the issued share capital of ebookers is based upon 65.3 million ebookers Shares in issue on 1 December 2004 and excludes ebookers Shares which could fall to be issued on exercise in full of options granted under the ebookers Share Option Scheme and the ebookers Individual Option Arrangements.

(iii)	An exchange rate of £1.00=US$1.9345 has been used throughout this announcement.

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APPENDIX III

DEFINITIONS

The following definitions apply throughout this announcement unless the context otherwise requires:

"Acquisition"	the proposed acquisition by Cendant Bidco of ebookers by means of the Scheme or, should Cendant Bidco so elect, by means of the Offer
"Alternative Proposal"
any proposal or offer by any third party (other than a proposal or offer by or on behalf of Cendant or any subsidiary thereof) for 50 per cent or more of the voting share capital of ebookers whether by offer, merger, scheme of arrangement or other means and any partnership, joint venture or other business combination involving a change of control of ebookers, or contribution, disposal or purchase of 50 per cent or more of the assets, businesses, revenues or undertaking of ebookers and its subsidiaries or other similar transaction that is inconsistent with the implementation of the Acquisition

"Australia"	the Commonwealth of Australia, its states, territories and possessions and all areas subject to its jurisdiction or any subdivision thereof the Commonwealth of Australia and its dependent territories
"Board"	The board of directors of Cendant, Cendant Bidco or ebookers, as the context may require
"business day"	any day, other than a Saturday, Sunday or public or bank holiday, on which banks are generally open for business in the City of London
"Canada"	Canada, its provinces, territories and all areas subject to its jurisdiction and any political sub-division thereof
"Capital Reduction"	the proposed reduction of the capital of ebookers in connection with the Scheme
"Cendant"	Cendant Corporation, a Delaware corporation
"Cendant Bidco"	Cendant UK Acquisition Corporation, a Delaware corporation
"Cendant Group"	Cendant Corporation and its subsidiaries
"Citigroup"	Citigroup Global Markets Limited
"Code"	The City Code on Takeovers and Mergers
"Companies Act"	the Companies Act 1985, as amended

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"Company"	ebookers
"Conditions"	the conditions to the Acquisition set out in Appendix I to this announcement
"Court"	the High Court of Justice in England and Wales
"Court Meeting"
the meeting or meetings of ebookers Shareholders as may be convened pursuant to an order of the Court under section 425 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) including any adjournment or postponement of any such meeting

"Court Order"	the order of the Court sanctioning the Scheme under section 425 of the Companies Act and confirming the Capital Reduction provided for by the Scheme under section 137 of the Companies Act
"Credit Suisse First Boston"	Credit Suisse First Boston (Europe) Limited
"Daily Official List"	the Daily Official List of the London Stock Exchange
"ebookers"	ebookers plc
"ebookers ADS"	one American Depository Share of ebookers representing two ebookers Shares
"ebookers Directors"	the Board of ebookers from time to time
"ebookers Individual Option Arrangements"	options to acquire ebookers Shares granted to certain current and former ebookers Directors under individual agreements
"ebookers Shareholders"	holders of ebookers Shares
"ebookers Share Option Scheme"	the ebookers Executive Share Option Scheme 1999
"ebookers Shares"	the existing unconditionally allotted or issued and fully paid ordinary shares of 14 pence each in the capital of ebookers
"Effective Date"	the day on which the Scheme becomes effective in accordance with its terms
"Ernst & Young"	Ernst & Young LLP
"Forms of Proxy"	the forms of proxy for use at the Court Meeting and Extraordinary General Meeting
"Japan"	Japan, its cities, prefectures, territories and possessions and

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all areas subject to its jurisdiction or any subdivision thereof

"Listing Rules"	the listing rules of the UK Listing Authority
"London Stock Exchange"	London Stock Exchange plc
"Merger Agreement"	the Merger Agreement dated the date of this announcement between Cendant, Cendant Bidco and ebookers
"NASDAQ"	The NASDAQ Stock Market, Inc
"New ebookers Shares"	the ordinary shares of 14 pence each in the capital of ebookers to be issued credited as fully paid up to Cendant Bidco pursuant to the Scheme
"Offer"
should Cendant elect to effect the Acquisition by way of an offer, the offer to be made (outside the US) by Citigroup for and on behalf of Cendant or Cendant Bidco and (in the US) by Cendant or Cendant Bidco for all of the ebookers Shares on the terms and subject to the conditions to be set out in the related offer document and form of acceptance including, where the context requires, any subsequent revision, variation, extension or renewal thereof

"Offer Document"	the document to be despatched to (amongst others) holders of ebookers Shares pursuant to which the Offer would be made
"Official List"	the Official List of the UK Listing Authority
"Panel"	The Panel on Takeovers and Mergers
"Scheme"
the proposed scheme of arrangement under section 425 of the Companies Act between ebookers and the ebookers Shareholders to effect the Acquisition, the full terms of which will be set out in the Scheme Document

"Scheme Document"	the document to be sent to ebookers Shareholders containing and setting out the terms and conditions of the Scheme and the notices convening the Court Meeting and the Extraordinary General Meeting
"SEC"	US Securities and Exchange Commission
"subsidiary"	shall be construed in accordance with the Companies Act
"UK" or "United Kingdom"	the United Kingdom of Great Britain and Northern Ireland
"UK Listing Authority"	the Financial Services Authority acting in its capacity as the competent authority for listing under Part VI of the Financial Services and Markets Act 2000
"US" or "United States"	the United States of America, its possessions and territories, all areas subject to its jurisdiction or any subdivision thereof, any State of the United States and the District of Columbia

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"£", "sterling" and "pence"	means the lawful currency of the UK
"$" or "US$"	United States dollars

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